UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cherrywood Business Park

Block G, First Floor

Loughlinstown, Co. Dublin, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 (1) 439-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 17, 2009, Covidien plc (the “Company”) issued a press release announcing entry into a definitive agreement to sell its radiopharmacies in the United States to Triad Isotopes, Inc. of Orlando, Florida. Triad operates a network of 26 nuclear radiopharmacies and six cyclotron facilities in the southeast United States. Financial terms of the transaction were not disclosed.

Completion of the transaction is subject to customary closing conditions, as well as receipt by Triad of necessary state and federal licenses and Triad’s ability to secure financing for the transaction, with closing expected during the second calendar quarter of 2010. The transaction is not expected to have a material effect on the Company’s operating income or earnings per share for fiscal 2010 or 2011.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PLC

By:	/S/ JOHN W. KAPPLES
John W. Kapples
Vice President and Secretary

Date: December 17, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release dated December 17, 2009